Exhibit 99.1

Analyst Contact:

Media Contact:

Paul J. Lips

Julie Vincent

(317) 249-4240

(317) 249-4233

pjlips@adesa.com	jvincent@adesa.com

ADESA Reports Fourth Quarter and Full-Year 2004 Results

Both Business Segments Report Double-Digit Annual Earnings Growth

Carmel, IN, February 10, 2005—ADESA, Inc. (NYSE: KAR), North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing, today reported its fourth quarter and annual financial results for the period ended December 31, 2004.  For the fourth quarter 2004, the Company reported net income of $21.9 million or $0.24 per share, on revenue of $224.8 million.  The Company’s fourth quarter results included incremental after-tax interest and corporate expenses of $2.1 million and $2.9 million, or an aggregate $0.05 per share compared to the fourth quarter of 2003.

Recent Highlights:

•      GAAP income from continuing operations for 2004 was $109.5 million or $1.20 per share

•      Adjusted income from continuing operations for 2004 was $119.8 million or $1.31 per share, which excludes $10.3 million of non-recurring transaction costs or $0.11 per share

•      Auction and Related Services income from continuing operations grew 10 percent for the fourth quarter and 20 percent for the year

•      Dealer Financing income grew 17 percent for the quarter and 12 percent for the year

•      Repurchased 4.4 million shares of common stock for $86.7 million during the fourth quarter 2004

•      Expanded salvage operations into Clearwater, Florida and the greater Hartford, Connecticut area shortly after the end of 2004 and recently opened new AFC loan production offices in North and South Carolina

•      Tripled both the number of dealers registered for on-line auctions and the number of lanes equipped with LiveBlock™, resulting in over 675,000 vehicles being offered for sale in a dual bidding forum during 2004

•      Achieved record fourth quarter AFC loan transactions of 269,000, 13% above 2003

“The continued strong financial performance generated by both of our operating segments reflects my confidence in ADESA’s ability to deliver solid earnings, expand operations and build long-term value for our shareholders,” said David Gartzke, ADESA Chairman, Chief Executive Officer and President.  “In addition to our solid operating results we were able to further enhance shareholder value by repurchasing $86.7 million of ADESA stock.”

Quarterly Consolidated Results

For the fourth quarter of 2004, the Company reported revenue of $224.8 million compared with $217.8 million in the fourth quarter of 2003.  Increases in revenue per vehicle sold, the number of loan transactions and revenue per loan transaction contributed to the revenue growth, which more than offset a four-percent decline in vehicles sold at ADESA auctions.  Canadian currency translation favorably impacted revenue by $3.0 million.

Net income for the current quarter was $21.9 million or $0.24 per share, compared with net income of $24.9 million, or $0.28 per share in the fourth quarter of 2003.  Results for the current quarter included incremental after-tax interest and corporate expenses of $2.1 million and $2.9 million, or an aggregate $0.05 per share.  The fourth quarter of 2003 included a non-recurring gain on the sale of real estate of $2.1 million after-tax, or $0.02 per share.  The incremental interest and corporate expenses in the current quarter were the result of the Company’s 2004 debt refinancing and additional infrastructure required to operate as an independent public company.

For the quarter ended December 31, 2004, the Company had approximately 92.4 million shares outstanding on a weighted average diluted basis, compared with 88.6 million shares for the same quarter in 2003.  The share increase as compared with the fourth quarter of 2003 is primarily the result of the Company’s initial public offering of 6.25 million common shares in the second quarter of 2004, net of the effect of its share repurchases of approximately 4.4 million shares in the fourth quarter of 2004.

Quarterly Segment Results

Fourth quarter 2004 income from continuing operations for Auction and Related Services increased 10 percent to $16.9 million, compared with $15.3 million in the fourth quarter of 2003.  Due primarily to favorable Canadian currency translation and increased ancillary services revenue, as well as the benefits of selective fee increases implemented earlier in 2004, revenue per vehicle sold increased to $433 compared to $410 for the fourth quarter of 2003.

The Company’s Dealer Financing segment also experienced strong growth in the fourth quarter of 2004, as income from continuing operations increased 17 percent to $11.2 million for the current quarter, compared with $9.6 million in the fourth quarter of 2003.  Loan transaction volume increased 13% to a fourth quarter record of 269,000 while revenue per loan transaction increased from $110 in 2003 to $115 in 2004.

Quarterly segment income statements, including statistical information, for 2004, 2003 and 2002 can be found at the Company’s website www.adesainc.com.

Full Year Consolidated Results

For the year ended December 31, 2004, the Company reported revenue of $931.6 million and net income of $105.3 million or $1.15 per share, compared with revenue of $911.9 million and net income of $115.1 million or $1.30 per share for 2003.  Income from continuing operations was $109.5 million for 2004 compared with $114.8 million in 2003.  Canadian currency translation favorably impacted revenue by $11.5 million in 2004.

The results for 2004 included non-recurring transaction costs of $10.3 million net of tax, or $0.11 per share and a loss from discontinued operations of $4.2 million net of tax, or $0.05 per share.  Absent these non-recurring costs and the results of discontinued operations, the Company would have reported net income of $119.8 million or $1.31 per share.

Financial results for 2004 also included incremental interest and corporate expenses of approximately $5.3 million and $7.3 million net of tax, or an aggregate $0.14 per share.  ADESA’s 2003 financial results included a non-recurring gain on the sale of real estate of $2.1 million after-tax, or $0.03 per share.  For 2004, the Company had approximately 91.5 million shares outstanding on a weighted average diluted basis, compared with 88.6 million shares in 2003.

2005 Outlook

ADESA expects 2005 earnings to be approximately $1.37 to $1.43 per share, prior to the impact of the new Financial Accounting Standards Board (FASB) pronouncement regarding expensing of stock options.  This range is based on an estimated weighted average diluted share count of approximately 92 million shares.

This guidance includes expected increases in interest expense ($0.05 per share) and corporate expenses ($0.03 per share) resulting from a full year of ADESA as an independent public company, as well as an expected increase in depreciation and amortization ($0.02 per share).  ADESA’s effective tax rate is expected to be between 39.5 percent and 40 percent in 2005.

ADESA provides earnings guidance on a continuing operations basis because management believes that this presentation provides useful information to investors to assist them in evaluating the Company’s results period over period.  As a result, guidance does not reflect matters classified as discontinued operations.  In addition, the earnings guidance does not contemplate such future items as business development activities (including acquisitions), strategic developments (such as restructurings or dispositions of assets or investments), significant litigation, and changes in applicable laws and regulations (including significant accounting and tax matters).  The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the Company’s reported results for a period.  Prospective quantification of these items is generally not reasonable.

About ADESA, Inc.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The Company’s operations span North America with 53 ADESA used vehicle auction sites, 30 Impact salvage vehicle auction sites and 83 AFC loan production offices. For further information on ADESA, Inc., visit the Company’s Web site at http://www.adesainc.com.

Earnings Webcast Information

As previously announced, ADESA will conduct a live webcast, including presentation visuals, tomorrow, Friday, February 11th, at 9:00 a.m. Eastern Time.  The live webcast of the conference call, including slides, will be accessible through ADESA’s web site at www.adesainc.com.  The Company recommends that users go to the program at least 10 minutes prior to its start to ensure a connection.  The telephonic replay will be archived on the ADESA web site through Friday, February 25, 2005.

The call will be hosted by ADESA’s Chairman, Chief Executive Officer and President, David Gartzke and Chief Financial Officer, Cam Hitchcock.  The call will feature a review of operating highlights and financial results for 2004 along with an outlook for 2005.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements, including statements regarding anticipated financial results, are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements.  The statements are based on assumptions about important factors including: general business conditions; market trends; competition; weather; vehicle production; trends in new and used vehicle sales; business development activities, including acquisitions; economic conditions, including exchange rate and interest rate fluctuations; litigation developments; and the other risk factors described in the Company’s Registration Statement on Form S-1 as declared effective on June 15, 2004, and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission.  Many of these risk factors are outside of the Company’s control, and as such, they involve risks which are not currently known to the Company that could cause actual results to differ materially from forecasted results.  The forward-looking statements in this document are made as of the date hereof and the Company does not undertake to update its forward-looking statements.

ADESA, Inc.

Consolidated Statements of Income

(In millions, except per-share data)

(Unaudited)

	Three Months Ended December 31, 2004		Three Months Ended December 31, 2003
	U.S. GAAP Reported		U.S. GAAP Reported	Non-Recurring Item (1)	Adjusted

Operating revenues
Auction and related services	$193.8		$191.6		$191.6
Dealer financing	31.0		26.2		26.2
Total operating revenues	224.8		217.8		217.8

Operating expenses
Cost of services	116.6		118.4		118.4
Selling, general and administrative	57.3	(2)	46.3	$3.4	49.7
Depreciation and amortization	9.4		9.7		9.7
Total operating expenses	183.3		174.4	3.4	177.8

Operating profit	41.5		43.4	(3.4)	40.0

Interest expense	8.0	(3)	3.9		3.9
Other income	(1.3)		(0.1)		(0.1)

Income from continuing operations before income taxes	34.8		39.6	(3.4)	36.2

Income taxes	12.8		14.7	(1.3)	13.4

Income from continuing operations	22.0		24.9	$(2.1)	$22.8

Loss from discontinued operations, net of income taxes	(0.1)		—

Net income	$21.9		$24.9

Earnings per share—basic and diluted
Income from continuing operations	$0.24		$0.28	$(0.02)	$0.26
Loss from discontinued operations, net of income taxes	—		—
Net income	$0.24		$0.28

Weighted average shares outstanding:
Basic	91.79		88.60		88.60
Diluted	92.38		88.60		88.60

(1)              The non-recurring item in 2003 represents a gain on sale of real estate.

(2)              Includes incremental pre-tax corporate expenses of $4.6 million ($2.9 million after-tax).  Incremental corporate expenses consist of salaries, benefits and other expenses due to the addition of corporate level personnel, professional fees, incremental insurance and other costs necessary to support an independent public company.

(3)              Includes incremental pre-tax interest expense of $3.5 million ($2.1 million after-tax) resulting from the Company’s recent recapitalization.

ADESA, Inc.

Consolidated Statements of Income

(In millions, except per-share data)

	Year Ended December 31, 2004				Year Ended December 31, 2003
	U.S. GAAP Reported	Non- Recurring Items (1)	Adjusted		U.S. GAAP Reported	Non- Recurring Item (2)	Adjusted

Operating revenues
Auction and related services	$815.0		$815.0		$807.6		$807.6
Dealer financing	116.6		116.6		104.3		104.3
Total operating revenues	931.6		931.6		911.9		911.9

Operating expenses
Cost of services	464.7		464.7		475.3		475.3
Selling, general and administrative	217.0	$(3.0)	214.0	(3)	198.5	$3.4	201.9
Depreciation and amortization	36.1		36.1		35.3		35.3
Total operating expenses	717.8	(3.0)	714.8		709.1	3.4	712.5

Operating profit	213.8	3.0	216.8		202.8	(3.4)	199.4

Interest expense	25.4		25.4	(4)	16.0		16.0
Other income	(4.5)		(4.5)		(2.8)		(2.8)
Loss on extinguishment of debt	14.0	(14.0)	—		—		—

Income from continuing operations before income taxes	178.9	17.0	195.9		189.6	(3.4)	186.2

Income taxes	69.4	6.7	76.1		74.8	(1.3)	73.5

Income from continuing operations	109.5	$10.3	$119.8		114.8	$(2.1)	$112.7

(Loss) income from discontinued operations, net of income taxes	(4.2)				0.3

Net income	$105.3				$115.1

Earnings per share—basic and diluted
Income from continuing operations	$1.20	$0.11	$1.31		$1.30	$(0.03)	$1.27
(Loss) income from discontinued operations, net of income taxes	(0.05)				—
Net income	$1.15				$1.30

Weighted average shares outstanding:
Basic	91.22		91.22		88.60		88.60
Diluted	91.45		91.45		88.60		88.60

(1)              Non-recurring items include transaction costs and debt prepayment expenses.  Transaction costs consist primarily of legal and professional fees associated with the Company’s initial public offering and separation from ALLETE.  Debt prepayment expenses consist of make-whole premiums related to the redemption of the Company’s senior notes and write-off of related unamortized debt issuance costs.

(2)              The non-recurring item in 2003 represents a gain on sale of real estate.

(3)              Includes incremental pre-tax corporate expenses of $11.9 million ($7.3 million after-tax).  Incremental corporate expenses consist of salaries, benefits and other expenses due to the addition of corporate level personnel, professional fees, incremental insurance and other costs necessary to support an independent public company.

(4)              Includes incremental pre-tax interest expense of $8.7 million ($5.3 million after-tax) resulting from the Company’s recent recapitalization.

ADESA, Inc.

Reconciliation of EBITDA

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Income from continuing operations (1)	$22.0	$24.9	$109.5	$114.8
Add back:
Income taxes	12.8	14.7	69.4	74.8
Interest expense	8.0	3.9	25.4	16.0
Depreciation and amortization	9.4	9.7	36.1	35.3
EBITDA (1)	$52.2	$53.2	$240.4	$240.9

Non-recurring gain on sale of real estate	—	(3.4)	—	(3.4)
Non-recurring transaction-related and debt prepayment expenses (2)	—	—	17.0	—
EBITDA excluding non-recurring expenses (1)	$52.2	$49.8	$257.4	$237.5

(1)              Includes incremental pre-tax corporate expenses of $4.6 million for the three months ended December 31, 2004 ($2.9 million after-tax) and incremental pre-tax corporate expenses of $11.9 million for the year ended December 31, 2004 ($7.3 million after-tax).  Incremental corporate expenses consist of salaries, benefits and other expenses due to the addition of corporate level personnel, professional fees, incremental insurance and other costs necessary to support an independent public company.

(2)              Non-recurring transaction costs consist primarily of legal and professional fees associated with the Company’s initial public offering and separation from ALLETE.  Debt prepayment expenses consist of make-whole premiums related to the redemption of the Company’s senior notes and write-off of related unamortized debt issuance costs.

Given the lack of comparable per share information for 2003 and 2004, the Company believes that EBITDA is a useful supplement and meaningful indicator of earnings performance to be used by its investors, financial analysts and others to analyze the Company’s financial performance and results of operations over time.  EBITDA is also used by the Company’s creditors in assessing debt covenant compliance.  While the Company believes that EBITDA is an important financial measure, it is not presented as an alternative to income from continuing operations or net income as an indicator of operating performance, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles (GAAP).  These measures may not be comparable to similarly titled measures reported by other companies.  A reconciliation of income from continuing operations, the comparable GAAP measure, to EBITDA for each of the fiscal periods indicated is presented above.

ADESA, Inc.

Condensed Consolidated Balance Sheets

(In millions)

	December 31, 2004	December 31, 2003

Cash and cash equivalents	$309.4	$116.1
Trade receivables, net	161.1	151.5
Finance receivables, net	218.6	194.3
Other current assets	41.7	29.0

Total current assets	730.8	490.9

Other assets	604.5	594.5
Property and equipment, net	578.2	569.9

Total assets	$1,913.5	$1,655.3

Current liabilities, excluding current maturities of debt	$335.5	$298.4
Current maturities of debt	37.1	135.7

Total current liabilities	372.6	434.1

Long-term debt	479.0	235.2
Other non-current liabilities	50.5	35.8
Stockholders’ equity	1,011.4	950.2

Total liabilities and equity	$1,913.5	$1,655.3